VII Peaks Co-Optivist Income BDC II, Inc. 8-K

Exhibit 99.1

VII Peaks Co-Optivist Income BDC II, Inc

1547 Palos Verdes Mall, # 149
Walnut Creek, CA 94597
415.983.0127

11th June, 2021

To,

VII Peaks Co-Optivist Income BDC II, Inc.:

Please be advised that I, Gurpreet Chandhoke, hereby resign from all titles and positions that I hold at VII Peaks Co-Optivist Income BDC II, Inc., including but not limited to Chairman of the Board, Chief Executive Officer, and President.

Sincerely,

Gurpreet Chandhoke